Exhibit 99.1

Resolute Forest Products Inc.

Certain Business Updates

Fourth Quarter and Year End Preliminary Estimated Results of Operations

Resolute Forest Products Inc., referred to in this exhibit as “the Company,” “we, “our” and “us,” is presenting below certain preliminary estimated financial data and results of operations as of and for the three months and year ended, December 31, 2020 (collectively, the “Preliminary Estimated Information”). We are in the process of finalizing our consolidated financial statements as of and for the three months ended December 31, 2020 and our consolidated financial statements as of and for the year ended December 31, 2020, and expect to file our annual report on Form 10-K with the SEC in March 2021, after the previously disclosed offering is completed. As a result, our consolidated financial results as of and for the three months and the year ended December 31, 2020, are not yet available.

The Preliminary Estimated Information is an approximation based upon management estimates. As a result, the Preliminary Estimated Information does not represent, nor was it derived from, consolidated financial statements prepared in accordance with United States GAAP or Regulation S-X. The preliminary estimated financial results set forth below should not be viewed as a substitute for full financial statements prepared in accordance with United States GAAP. The Preliminary Estimated Information was prepared by our management and does not reflect our quarter- or year-end closing procedures for the production of our consolidated financial statements. We have not yet closed our books for the year ended December 31, 2020. Accordingly, our actual financial results for the year ended December 31, 2020 may differ materially from the preliminary estimated results above due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time our financial results for the year ended December 31, 2020 are finalized. Accordingly, you should not place undue reliance on these preliminary estimated financial results.

The preliminary financial results for the three months and year ended December 31, 2020 referenced above have been prepared by, and are the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying preliminary financial results and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The Preliminary Estimated Information is subject to a number of risks, uncertainties, assumptions, estimates and contingencies, many of which are beyond our control. The Preliminary Estimated Information is therefore subject to change and any changes could be material, including, without limitation, as a result of our quarter- and year-end closing procedures, the production of our consolidated financial statements, our internal review process and other developments arising between now and the time our financial statements for the year ended December 31, 2020 are issued and filed with the SEC. The Preliminary Estimated Information is not meant to be a comprehensive statement of our financial results for the periods presented and should not be relied upon as fact, as an accurate representation of actual results or as an indication of the results that might be achieved in any future period.

As a result, you should not place undue reliance upon the Preliminary Estimated Information.

Our Preliminary Estimated Information is as follows:

•	as of December 31, 2020, cash and cash equivalents of $113 million;

•	as of December 31, 2020, total liquidity (including cash and cash equivalents and total availability under Secured Credit Facilities and Québec Facility) of $693 million;

•	as of December 31, 2020, accounting liability for pension of $1,440 million and for other postretirement benefit obligations of $136 million;

•	as of December 31, 2020, funding deficit for pension of $629 million;

•

for the three months ended December 31, 2020, net loss including noncontrolling interest of approximately $52 million, sales of approximately $769 million and adjusted EBITDA of approximately $129 million as compared to net loss including noncontrolling interest of $71 million, sales of $668 million and adjusted EBITDA of $4 million for the three months ended December 31, 2019; and

•

for the year ended December 31, 2020, net income including noncontrolling interest of approximately $10 million, sales of approximately $2,800 million and adjusted EBITDA of approximately $338 million as compared to net loss including noncontrolling interest of $47 million, sales of $2,923 million and adjusted EBITDA of $213 million for the year ended December 31, 2019.

The following table reconciles (i) our preliminary estimated net loss including noncontrolling interest for the three months ended December 31, 2020 to our preliminary estimated EBITDA and adjusted EBITDA for the same period and (ii) our net loss including noncontrolling interest for the three months ended December 31, 2019 to our EBITDA and adjusted EBITDA for the same period.

(in millions)	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019
Net loss including noncontrolling interest	$(52)	$(71)

Interest expense	8	7
Income tax (benefit) provision	(4)	6
Depreciation and amortization	44	43

EBITDA	$(4)	$(15)
Closure costs, impairment and other related charges(1)	55	18
Inventory write-downs related to closures(2)	25	13
Start-up costs	3	—
Net gain on disposition of assets	(2)	(1)
Non-operating pension and other postretirement benefit costs (credits)	24	(11)
Other expense, net	28	—

Adjusted EBITDA	$129	$4

(1)	These preliminary charges consist mainly of accelerated depreciation related to the Amos and Baie-Comeau facilities, which have been temporarily idled since April 2020.

(2)	These preliminary charges relate to the Amos and Baie-Comeau facilities, which have been temporarily idled since April 2020.

The following table reconciles (i) our preliminary estimated net income including noncontrolling interest for the year ended December 31, 2020 to our preliminary estimated EBITDA and adjusted EBITDA for the same period and (ii) our net loss including noncontrolling interest for the year ended December 31, 2019 to our EBITDA and adjusted EBITDA for the same period.

(in millions)	Year Ended December 31, 2020	Year Ended December 31, 2019
Net income (loss) including noncontrolling interest	$10	$(47)

Interest expense	34	31
Income tax provision	51	58
Depreciation and amortization	169	167

EBITDA	$264	$209
Closure costs, impairment and other related charges(1)	53	18
Inventory write-downs related to closures(2)	25	13
Start-up costs	3	—
Net gain on disposition of assets	(11)	(2)
Non-operating pension and other postretirement benefit credits	—	(47)
Other expense, net	4	22

Adjusted EBITDA	$338	$213

(1)	These preliminary charges consist mainly of accelerated depreciation related to the Amos and Baie-Comeau facilities, which have been temporarily idled since April 2020.

(2)	These preliminary charges relate to the Amos and Baie-Comeau facilities, which have been temporarily idled since April 2020.

EBITDA and adjusted EBITDA are not financial measures recognized under GAAP. EBITDA is calculated as net income (loss) including noncontrolling interest from our Consolidated Statements of Operations, adjusted for interest expense, income taxes and depreciation and amortization. Adjusted EBITDA means EBITDA, excluding special items, such as closure costs, impairment and other related charges, inventory write-downs related to closures, start-up costs, gains and losses on disposition of assets, non-operating pension and OPEB costs and credits and other income and expense, net. We believe that using non-GAAP measures such as EBITDA and adjusted EBITDA is useful because they are consistent with the indicators management uses internally to measure our performance and it allows the reader to more easily compare our operations and financial performance from period to period. EBITDA and adjusted EBITDA are internal measures, and therefore may not be comparable to those of other companies. These non-GAAP measures should not be viewed as substitutes to financial measures determined under GAAP.

ABL Credit Facility Reduction

On January 19, 2021, we voluntarily reduced the commitment under the Canadian tranche of our senior secured asset-based revolving credit facility (“ABL Credit Facility”) by $50 million, to $250 million, resulting in an aggregate commitment of $450 million.

Redemption of 2023 Notes

We intend to use the net proceeds from the sale of the notes, together with cash on hand and/or borrowings under the ABL Credit Facility and/or the senior secured credit facility (the “Senior Secured Credit Facility”), to redeem the remaining $375 million outstanding aggregate principal amount of the 2023 Notes. On or about the date of commencement of the previously disclosed offering of notes, we expect to instruct the trustee under the 2023 Notes indenture (the “2023 Notes Trustee”) to issue a conditional notice of redemption with respect to the outstanding $375 million aggregate principal amount of our 2023 Notes for a redemption in accordance with the optional redemption provisions of the 2023 Notes indenture to occur on or about February 18, 2021, at a price of 100.000% of the aggregate principal amount thereof, plus interest to, but not including the redemption date. The redemption will be conditional on, among other things, the completion of the offering and the availability of the necessary cash on hand and/or borrowings under the ABL Credit Facility and/or the Senior Secured Credit Facility to make the full redemption payment.

This is not an offer to purchase or a solicitation of an offer to sell and is not a notice of redemption for the 2023 Notes.

Entry into Québec Facility

On November 4, 2020, Resolute FP Canada Inc., our subsidiary, as borrower, entered into a secured delayed draw term loan facility (the “Québec Facility”) with Investissement Québec, as lender. The Canadian dollar denominated Québec Facility provides for up to approximately C$220 million of borrowings and the principal shall be repayable over a period of eight years after an interest-only period of two years from the date of the first draw. The Québec Facility is not guaranteed by us or any of our subsidiaries and is solely the obligation of Resolute FP Canada Inc., except that Resolute FP US, Inc. has committed to transfer to Resolute FP Canada Inc. any amounts received from any competent authority as repayment of duties paid by it on imports from Resolute FP Canada Inc. The obligations under the Québec Facility are secured by a first priority security interest and a control agreement on certain designated bank accounts of Resolute FP Canada Inc.

Cautionary Statements Regarding Forward-Looking Information

Statements in this Current Report on Form 8-K, including the exhibits hereto, that are not reported final financial results or other historical information of the Company are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to the impact of the novel coronavirus (or, “COVID-19”) pandemic and resulting economic conditions on the Company’s business, results of operations and market price of the Company’s securities, and to the Company’s: efforts and initiatives to reduce costs, increase revenues, and improve profitability; business and operating outlook; future pension obligations; assessment of market conditions; growth strategies and prospects, and the growth potential of the Company and the industry in which the Company operates; liquidity; future cash flows, including as a result of the changes to the Company’s pension funding obligations; estimated capital expenditures; and strategies for achieving the Company’s goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “see,” “anticipate,” “continue,” “attempt,” “focus on,” “improve,” “challenge,” “positioned,” “maintain,” “strive,” “trend,” “strategy,” “seek,” “evolve,” “vision,” “commit,” “develop,” “project,” “progress,” “build,” “pursue,” “plan,” “grow” and other terms with similar meaning indicating possible future events or potential impact on the Company’s business or its shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs, and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause the Company’s actual future financial condition, results of operations and performance to differ materially from those expressed or implied in this Current Report include, but are not limited to, the impact of: the COVID-19 pandemic and resulting economic conditions; developments in non-print media, and the effectiveness of the Company’s responses to these developments; intense competition in the forest products industry; any inability to offer products certified to globally recognized forestry management and chain of custody standards; any inability to successfully implement the Company’s strategies to increase its earnings power; the possible failure to successfully integrate acquired businesses with the Company’s or to realize the anticipated benefits of acquisitions, such as the Company’s entry into wood manufacturing in the U.S., and tissue production and sales, or divestitures or other strategic transactions or projects, including loss of synergies following business divestitures; uncertainty or changes in political or economic conditions in the U.S., Canada or other countries in which the Company sells its products, including the effects of pandemics; global economic conditions; the highly cyclical nature of the forest products industry; any difficulties in obtaining timber or wood fiber at favorable prices, or at all; changes in the cost of purchased energy and other raw materials; physical and financial risks associated with global, regional, and local weather conditions, and climate change; any disruption in operations or increased labor costs due to labor disputes or occupational health and safety issues; difficulties in the Company’s employee relations or in employee attraction or retention; disruptions to the Company’s supply chain, operations, or the delivery of the Company’s products, including due to public health epidemics; disruptions to the Company’s information technology systems including cybersecurity incidents; risks related to the operation and transition of legacy system applications; negative publicity, even if unjustified; currency fluctuations; any increase in the level of required contributions to the Company’s pension plans, including as a result of any increase in the amount by which they are underfunded; the Company’s ability to maintain adequate capital resources to provide for all of the Company’s substantial capital requirements; the terms of the Company’s outstanding indebtedness, which could restrict the Company’s current and future operations; changes relating to the London Interbank Offered Rate, which could impact the Company’s borrowings under its credit facilities; losses that are not covered by insurance; any shutdown of machines or facilities, restructuring of operations or sale of assets resulting in any additional closure costs and long-lived asset impairment or accelerated depreciation charges; any need to record additional valuation allowances against the Company’s recorded deferred income tax assets; the Company’s exports from one country to another country becoming or remaining subject to duties, cash deposit requirements, border taxes, quotas, or other trade remedies or restrictions; countervailing and anti-dumping duties on imports to the U.S. of the vast majority of our softwood lumber products produced at the Company’s Canadian sawmills; any failure to comply with laws or regulations generally; any additional environmental or health and safety liabilities; any violation of trade laws, export controls, or other laws relating to the Company’s international sales and operations; adverse outcomes of legal proceedings, claims and governmental inquiries, investigations, and other disputes in which the Company is involved; the actions of holders of a significant percentage of the Company’s common stock; and the potential risks and uncertainties set forth under Part I, Item 1A, “Risk Factors,” of the Company’s annual report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission (or, the “SEC”) on March 2, 2020, which have been heightened by the COVID-19 pandemic, including related governmental responses and economic impacts, market disruptions and changes in consumer habits, and which should be read in conjunction with the COVID-19 pandemic risk factor update further set forth in Part II, Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-Q, filed on November, 9, 2020.

All forward-looking statements in this Current Report are expressly qualified by the cautionary statements contained or referred to in this exhibit and in the Company’s other filings with the SEC and the Canadian securities regulatory authorities. The Company disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.